                                                                       EX-10.(b)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into this 22nd of September, 1995, by and among AP OFFICE EQUIPMENT, INC., a Colorado corporation (hereinafter referred to as "Buyer"); and ENTERTAINMENT DIGITAL NETWORK, INC., a California corporation (hereinafter referred to as the "Company"), Tom Kobayashi, David Gustafson, Tom Scott, Stewart Sloke, Bert Berdis, Morgan Davis and Gary Black (hereinafter collectively referred to as "Seller"), being the primary shareholders of the Company.

         WHEREAS, Seller is the owner of record and beneficially owns One Million Sixty-Four Thousand Four Hundred Eleven (1,064,411) shares of the issued and outstanding shares of Common Stock of the Company and Three Hundred Ninety-Three Thousand Seven Hundred Fifty (393,750) shares of Series A Preferred Stock of the Company (the "Shares"); and

         WHEREAS, Seller desires to sell all of the Shares to Buyer, and Buyer desires to purchase the Shares, upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       I.

                         SALE AND PURCHASE OF THE SHARES

         1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as defined in paragraph 1.2 below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the Shares listed in Exhibit "A", attached hereto.

         1.2 CLOSING. The purchase shall be consummated at a closing ("Closing") to take place at 11:00 o'clock a.m., at the offices of Buyer's counsel on September __, 1995 ("Closing Date").

         1.3 PURCHASE PRICE. The aggregate purchase price ("Purchase Price") for the Shares shall be 1,275,818 shares of Common Stock of the Buyer ("Buyer's Shares"). This portion of the Purchase Price shall be paid at Closing, by issuance and delivery of Buyer's Shares to Seller against receipt of certificates representing the Shares, duty endorsed for transfer to Buyer.

         1.4 ALLOCATION OF SHARES. All shares of stock of Buyer to be issued to Seller pursuant to this Agreement shall be issued to the respective Sellers in proportion to their respective ownership of stock of the Company as described in Exhibit "A" hereto.

         1.5 OTHER AGREEMENTS. At the Closing, the indicated parties shall execute and deliver the following additional agreements in substantially the form attached hereto:

                  (a) Employment Agreements between Buyer and Tom Kobayashi and David Gustafson attached hereto as Exhibits "B" and "C".

                  (B) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or assignments separate from the certificates, transferring the Shares from Seller to Buyer, copies of which are attached hereto as Exhibit "P".

                  (c) Stock option agreement between Tom Kobayashi and David Gustafson and Buyer attached hereto as Exhibit "D".

         1.6 BASIC AGREEMENTS AND TRANSACTIONS DEFINED. This Agreement and other agreements listed in paragraph 1.5, are sometimes referred to as the "Basic Agreements". The transactions contemplated by the Basic Agreements are sometimes referred to as the "Transactions".

                                       II.

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer as follows:

                  (a) ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Company.

                  (b) AUTHORIZED CAPITALIZATION. The authorized capitalization of the Company consists of Five Million (5,000,000) shares of Common Stock, of which One Million Two Hundred Eleven Thousand Seven Hundred Fifteen (1,211,715) shares have been issued and are outstanding and Two Million (2,000,000) shares of Preferred Stock, 545,000 shares of which have been designated Series A Preferred Stock, of which Five Hundred Twenty-Five Thousand (525,000) shares are outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws. Except as set forth in Exhibit "F" attached hereto, the Company does not have any outstanding fights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its

                                       2.

capital stock, whether authorized or not. Except as set forth in Exhibit "E" attached hereto, the Company is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, the Company's income, profits or assets, or obligating the Company to distribute any portion of its income, profits or assets.

                  (c) AUTHORITY. The Company has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon the Company, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by the Company, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which the Company is a party or by which the Company or any of its material properties or assets are bound or affected.

                  (d) COMPANY FINANCIAL STATEMENTS. The Company's Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of June 30, 1995.

                  (e) NO UNDISCLOSED LIABILITIES. Except as set forth in the Company Financial Statements previously delivered to Buyer and as set forth on Exhibit "G", the Company is not aware of any material liabilities for which the Company is liable or will become liable in the future.

                  (f) TAXES. The Company has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and their exists a substantial basis in law and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of the Company.

                  (g) PROPERTIES. The Company has good and marketable title to all its material personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other material properties and assets (except for items leased or licensed to the Company), including all property reflected in the Company Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of the Company), in each case free and clear of all material liens, claims and encumbrances of every kind and character, except as set forth in Exhibit "H". The Company has no ownership interest in any real property. The assets and properties owned, operated or leased by the Company and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

                                       3.

                  (h) BOOKS AND RECORDS. The books and records of the Company are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of the Company as set forth in the Company Financial Statements.

                  (i) INSURANCE. Exhibit "I" contains an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by the Company. The Company is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. All policies of insurance and bonds are: (1) in full force and effect: (2) are sufficient for compliance by the Company with all requirements of law and of all agreements and instruments to which the Company is a party; (3) are valid, outstanding and enforceable: (4) provide adequate insurance coverage for the assets, business and operations of the Company in amounts at least equal to customary coverage in the Company's industry: (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement.

                  (j) TRANSACTIONS WITH CERTAIN PERSONS. Except as disclosed in Exhibit "J", the Company has no outstanding material agreement, understanding, contract, lease, commitment, loan or other material arrangement with any officer, director or shareholder of the Company or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest.

                  (k) MATERIAL CONTRACTS. Except as set forth in Exhibit "K", the Company has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

                  (l) EMPLOYMENT MATTERS. Exhibit "L" contains a list of all officers, their base salaries, accrued vacation pay, sick pay, and severance pay through August 31, 1995. Except as set forth in Exhibit "K", the Company is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement. The Company has not incurred any unfunded deficiency or liability within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan and has no outstanding obligations or liabilities under any employee benefit plan. The Company has not been a party to a "prohibited transaction," which would subject the Company to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against the Company pending or threatened, and to the knowledge of the Company, there are no union organizing activities currently pending or threatened against or involving the Company.

                                       4.

                  (m) AUTHORIZATIONS. The Company has no licenses, permits, approvals and other authorizations from any governmental agencies and any other entities that are materially necessary for the conduct of its business, except as set forth in Exhibit "M" which contains a list of all material licenses, permits, approvals, and other material authorizations, as well as a list of all material copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other material permits, each of which is valid and in full force and effect.

                  (n) NO POWERS OF ATTORNEY. The Company has no powers of attorney or similar authorizations outstanding.

                  (o) COMPLIANCE WITH LAWS. The Company is not in violation of any federal, state, local or other law, ordinance, role or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, in each case where such violation would have a material adverse effect on the Company.

                  (p) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company is in compliance with all applicable pollution control and environmental laws, rules and regulations in all material respects. The Company has no environmental licenses, permits and other authorizations held by the Company relative to compliance with environmental laws, rules and regulations.

                  (q) NO LITIGATION. There are no actions, suits, claims, complaints or proceedings pending or threatened against the Company, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to the Company, would have a material adverse effect on the Company. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to the Company or any of its assets.

                  (r) VALIDITY. All material contracts, agreements, leases and licenses to which the Company is a party or by which it or any of its material properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of the Company or by any other party thereto.

                  (s) NO ADVERSE CHANGES. Since August 1, 1995, there have been no actual or threatened developments of a nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company.

                  (t) FEES. All negotiations relating to the Basic Agreements and the Transactions have been conducted by the Company in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which the Company or Buyer are or may be liable.

                                       5.

                  (u) FULL DISCLOSURE. All statements of the Company contained in the Basic Agreements and in any other written documents delivered by or on behalf of the Company or Seller to Buyer are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to the Company which could have a materially adversely affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of the Company, which have not been disclosed to Buyer in the Basic Agreements.

         2.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer, with respect to the Shares owned by Seller, as follows:

                  (a) TITLE TO THE SHARES. At Closing, Seller shall own of record and beneficially the number of the Shares listed in Exhibit "A", of the Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full fight and lawful authority to transfer the Shares to Buyer. No person has any preemptive rights or rights of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares.

                  (b) INVESTMENT INTENT. Seller is acquiring the shares of Buyer for his or her own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Seller has no present intention of selling, granting participation in, or otherwise distributing the same. Seller understands the specific risks related to an investment in the shares of Buyer, especially as it relates to the financial performance of Buyer.

         2.3 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

                  (a) ORGANIZATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Colorado. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Buyer is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on the Company. The Certificate of Incorporation and the Bylaws of Buyer presently provide that the number of members of the Board of Directors shall be five (5).

                  (b) AUTHORIZED CAPITALIZATION. The authorized capitalization of Buyer consists of 25,000,000 shares of .001 par value Common Stock, of which Seven Hundred Forty Seven Thousand Five Hundred (747,500) shares have been issued and are outstanding (after giving effect to a one for three reverse stock split). Buyer's Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Buyer in compliance with all

                                       6.

applicable state and federal laws. Except as set forth in Exhibit "N" attached hereto, Buyer does not have any outstanding fights, options, warrants, calls, commitments, conversion or any other agreements of any character, whether oral or written, obligating it to issue any shares of its capital stock, whether authorized or not. Except as set forth in Exhibit "O" attached hereto, Buyer is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in, or any right to share, participate in or receive any portion of, Buyer's income, profits or assets, or obligating Buyer to distribute any portion of its income, profits or assets.

                  (c) AUTHORITY. Buyer has full power and lawful authority to execute and deliver the Basic Agreements and to consummate and perform the Transactions contemplated thereby. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations upon Buyer, enforceable in accordance with their terms. Neither the execution and delivery of the Basic Agreements by Buyer, nor the consummation and performance of the Transactions contemplated thereby, conflicts with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which Buyer is a party or by which Buyer or any of its material properties or assets are bound or affected.

                  (d) INVESTMENT INTENT. Buyer is acquiring the Shares for its own account, for investment purposes only, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting participation in, or otherwise distributing the same. Buyer understands the specific risks related to an investment in the Shares, especially as it relates to the financial performance of the Company.

                  (e) BUYER'S FINANCIAL STATEMENTS. Buyer's Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of Buyer as of June 30, 1995.

                  (f) NO UNDISCLOSED LIABILITIES. Except as set forth in Buyer's Financial Statements previously delivered to the Company, Buyer is not aware of any material liabilities for which it is liable or will become liable in the future.

                  (g) MATERIAL CONTRACTS. Buyer has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of Buyer.

                  (h) NO LITIGATION. There are no actions, suits, claims, complaints or proceedings pending or threatened against Buyer, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to the Company, would have a material adverse effect on the

                                       7.

Company. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to Buyer or any of its assets.

                  (i) DISCLOSURE STATEMENT. The information in the Disclosure Statement being provided to the current shareholders of Buyer and to the members of Seller is true and correct in all material respects and contains no misstatements or omissions of material fact.

                  (j) NO OPERATIONS. Buyer does not currently have any business operations or material assets.

                                      III.

                                    COVENANTS

         3.1 COVENANTS OF THE COMPANY. The Company covenants and agrees that from the date hereof to the Closing without the prior written consent of Buyer:

                  (a) ORDINARY COURSE OF BUSINESS. The Company will operate its business only in the ordinary course and will use its best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with the Company.

                  (b) MAINTAIN PROPERTIES. The Company will maintain all of its properties in good working order, repair and condition (reasonable wear and use excepted) and will take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, service marks, trade names, brand names, copyrights and other intangible assets.

                  (c) COMPENSATION. The Company will not (1) enter into or alter any employment agreements: (2) grant any increase in compensation other than normal merit increases consistent with the Company's general prevailing practices to any officer or employee: or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

                  (d) NO INDEBTEDNESS. The Company will not create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of the Company.

                  (e) MAINTAIN BOOKS. The Company will maintain its books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

                                       8.

                  (f) NO AMENDMENTS. The Company will not amend its corporate charter or bylaws (or similar documents) without prior consent of Buyer and the Company will maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

                  (g) TAXES AND ACCOUNTING MATTERS. The Company will file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to its business and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. The Company will not change its accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

                  (h) NO DISPOSITION OR ENCUMBRANCE. Except in the ordinary course of business consistent with past practice, the Company will not (1) dispose of or encumber any of its properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, service marks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

                  (i) INSURANCE. The Company will maintain in effect all its current insurance policies.

                  (j) NO SECURITIES ISSUANCES. The Company will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the Company except for (1) the transactions contemplated herein: (2) issuances of Common Stock upon the cancellation of salary accruals as previously disclosed to Buyer; and (3) issuances of options and warrants to purchase Common Stock as previously disclosed to Buyer.

                  (k) DIVIDENDS. The Company will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

                  (l) CONTRACTS. The Company will not enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

                  (m) NO BREACH. The Company will not do any act or omit to do any act which would cause a breach of any of its material contracts, commitments or obligations.

                  (n) DUE COMPLIANCE. The Company will comply with all laws, regulations, rules and ordinances applicable to it and to the conduct or its business, the violation of which would have a material adverse effect on the Company.

                                       9.

                  (o) NO WAIVERS OF RIGHTS. The Company will not amend, terminate or waive any material right whether or not in the ordinary course of business.

                  (p) CAPITAL COMMITMENTS. The Company will not make or commit to make any material capital expenditure, capital addition or capital improvement.

                  (q) NO RELATED PARTY TRANSACTIONS. The Company will not make any loans to, or enter into any transaction, agreement, arrangement or understanding of any material nature with any of its officers, directors or employees.

                  (r) NOTICE OF CHANGE. The Company will promptly advise Buyer in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in its business, financial condition, results of operations, assets, liabilities or prospects.

                  (s) CONSENTS. The Company will use its best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

         3.2 COVENANTS OF BUYER. Buyer covenants and agrees to perform the following acts:

                  (a) OFFER TO PURCHASE. Within 60 days of the Closing, Buyer will make an offer to purchase all remaining outstanding shares of Common Stock of the Company from all remaining holders of such shares on substantially the same terms and conditions as are contained in this Agreement.

                  (b) NO INDEBTEDNESS. Buyer will not create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of Buyer.

                  (c) NO AMENDMENTS. Buyer will not amend its corporate charter or bylaws (or similar documents) without prior consent of the Company and Buyer will maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

                  (d) NO SECURITIES ISSUANCES. Buyer will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of Buyer except for the transactions contemplated herein.

                  (e) NO DIVIDENDS. Buyer will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

                                       10.

                  (f) CONTRACTS. Buyer will not enter into or assume any contract, agreement, obligation, lease, license, or commitment except in the ordinary, course of business consistent with past practice or as contemplated by this Agreement.

                  (g) CAPITAL COMMITMENTS. Buyer will not make or commit to make any material capital expenditure, capital addition or capital improvement.

                  (h) NOTICE OF CHANGE. Buyer will promptly advise the Company in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in its business, financial condition, results of operations, assets, liabilities or prospects.

                  (i) CONSENTS. Buyer will use its best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

                                       IV.

            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE

         The obligation of Buyer to close the Transactions contemplated hereby is subject to the fulfillment by the Company and Seller prior to Closing of each of the following conditions, which may be waived in whole or in part by Buyer:

         4.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and Seller contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. The Company and Seller shall have performed all agreements, covenants and conditions required to be performed by the Company and Seller prior to the Closing.

         4.2 NO ADVERSE CHANGE. Subsequent to the date hereof and prior to the Closing, there shall have been no event which has had or may have a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company.

         4.3 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

                                       11.

         4.4 DOCUMENTS TO BE DELIVERED BY THE COMPANY AND SELLER. The Company and Seller shall have delivered the following documents:

                  (a) Stock certificates representing all of the Shares, duly endorsed to Buyer and in blank or accompanied by duly executed stock powers, copies of which are attached as Exhibit "P".

                  (b) A copy of (i) the Restated Articles of Incorporation of the Company, as amended to date, certified as correct by the Company; and
(ii) the Bylaws of the Company certified as correct by the Company; and (iii) a certificate from the California Franchise Tax Board (Certificate No. 1850604), to the effect that the Company is in good standing and has paid all franchise taxes in such state, all as attached hereto as Exhibit "Q";

                  (c) All agreements referred to in paragraph 1.5 above, executed by all parties thereto other than Buyer.

                  (d) All corporate and other records of or applicable to the Company included but not limited to, current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

                  (e) Such other documents or certificates as shall be reasonably required by Buyer or its counsel in order to close and consummate this Agreement.

                                       V.

                           CONDITIONS PRECEDENT TO THE
                 OBLIGATIONS OF THE COMPANY AND SELLER TO CLOSE

         The obligation of the Company and Seller to close the Transactions is subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by the Company and Seller:

         5.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Buyer shall have performed all agreements, covenants and conditions required to be performed by Buyer prior to the Closing.

         5.2 NO LEGAL PROCEEDINGS. No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         5.3 OTHER AGREEMENTS. All parties other than Seller and the Company shall have executed and delivered the Basic Agreements.

                                       12.

         5.4 PAYMENTS. Seller shall have received from Buyer all Common Stock to be issued at the Closing by Buyer pursuant to all the Basic Agreements.

         5.5 OUTSIDE FINANCING. The Company shall have received all proceeds from the issuance of its Common Stock under a one million dollar ($1,000,000) exempt offering pursuant to Regulation D.

         5.6 GOOD STANDING. Buyer shall have delivered certificates of the Secretary of State of the State of Colorado as to its corporate existence and good standing including the payment of all corporate franchise taxes.

                                       VI.

                       MODIFICATION, WAIVERS, TERMINATION
                                  AND EXPENSES

         6.1 MODIFICATION. Buyer, the Company and Seller may amend, modify or supplement this Agreement in any manner as they may mutually agree in writing.

         6.2 WAIVERS. Buyer, the Company and Seller may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

         6.3 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the purchase of the Shares may be abandoned before the Closing:

                  (a)      By the mutual consent of Seller, the Company and
Buyer:

                  (b) By Buyer, if the representations and warranties of the Company or Seller set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall have not have been satisfied, in all material respects; or

                  (c) By the Company or Seller, if the representations and warranties of Buyer set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

         Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                                       13.

                                      VII.

                                  MISCELLANEOUS

         7.1 REPRESENTATIONS AND WARRANTIES TO SURVIVE. Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representation or warranty shall be merged into the Closing.

         7.2 BINDING EFFECT OF THE BASIC AGREEMENTS. The Basic Agreements and the certificates and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, coffers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns. Whenever Seller is authorized to act hereunder, any action authorized by members of Seller holding a majority of the Shares shall be deemed the act of and binding on all members of Seller.

         7.3 APPLICABLE LAW. The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Oklahoma.

         7.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

                  (a)      If to Seller, to:

                           Entertainment Digital Network, Inc.
                           ATTN: Tom Kobayashi, President & CEO
                           One Union Street
                           San Francisco, CA 94111
                           Telephone: (415) 274-8800
                           Fax: (415) 274-8801

                                       14.

                  (b)      If to Buyer, to:

                           Klenda, Gordon & Getchell, P.C.
                           ATTN: David Gordon
                           610 Oneok Plaza
                           100 West Fifth Street
                           Tulsa, Oklahoma 74103
                           Telephone: (918) 587-9191
                           Fax: (918) 587-0054

         These addresses may be changed from time to time by written notice to the other parties.

         7.5 HEADINGS. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         7.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         7.7 SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable under applicable law this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

         7.8 FORBEARANCE; WAIVER. Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

         7.9 ATTORNEYS' FEES AND EXPENSES. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

         7.10 EXPENSES. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

         7.11 EXHIBITS. All of the following Exhibits to this Agreement are incorporated herein in the places referenced in this Agreement as if fully set forth herein:

EXHIBIT                 REFERENCE ITEM

      A                 1.1          Shares of Common Stock of the Company
      B                 1.5(a)       Employment Agreement between Buyer and Tom Kobayashi
      C                 1.5(a)       Employment Agreement between Buyer and David Gustafson
      D                 1.5(c)       Stock Option Agreement

                                       15.

      E             2.1(b)       List of Existing Agreements Obligating the Company to Distribute
                                 Assets, Income or Profits
      F             2.1(b)       List of Existing Agreements Obligating the Company to Issue
                                 Common Stock
      G             2.1(e)       Undisclosed Liabilities of Company
      H             2.1(g)       Liens, Claims and Encumbrances on Property of Company
      I             2.1(i)       Insurance of Company
      J             2.1(j)       Transactions of Company with Officers
      K             2.1(k)       Material Contracts of Company
      L             2.1(1)       Employees, Salaries and Benefits of Company
      M             2.1(m)       Licenses, Permits, etc. of Company
      N             2.3(b)       List of Existing Agreements Obligating Buyer to Distribute Assets,
                                 Income or Profits
      O             2.3(b)       List of Existing Agreements Obligating Buyer to Issue Common
                                 Stock
      P             4.4(a)       Stock Certificates and Stock Powers
      Q             4.4(b)       Certificate of Company and Bylaws: California Franchise Tax
                                 Certificate

         7.12 INTEGRATION. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Seller and Buyer and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

                                       16.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first written above.

                                             "BUYER"

                                             AP OFFICE EQUIPMENT, INC.

                                             By: /s/ Jesse Clayton
                                                -------------------------------
                                                Jesse Clayton, President

                                             "THE COMPANY"

                                             ENTERTAINMENT DIGITAL NETWORK, INC.

                                             By: /s/ Tom Kobayashi
                                                -------------------------------
                                                  Tom Kobayashi, President

"SELLER"

/s/Tom Kobayashi                         /s/Gary Black
----------------------------------      -----------------------------------
Tom Kobayashi                           Gary Black

/s/Tom Scott                            /s/David Gustafson
----------------------------------      -----------------------------------
Tom Scott                               David Gustafson

/s/Stewart Sloke                        /s/Bert Berdis
----------------------------------      -----------------------------------
Stewart Sloke                           Bert Berdis

/s/Morgan Davis
----------------------------------
Morgan Davis

                                       17.